SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 14, 2003
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10435 Downsville Pike Hagerstown, Maryland	21740-1766

(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number including area code:	(301) 790-3400

N/A

(Former Name or former address, if changed since last report)

Item 1-6.	Not applicable.

Item 7.	Exhibits. The following exhibits are filed herewith:

Exhibit 3.1	Text of Approved Charter Amendment.

Exhibit 99.1	Press Release Issued by Allegheny Energy, Inc. on March 14, 2003 Regarding Stockholder Approval of Charter Amendment.

Item 8.	Not applicable.

Item 9.	Regulation FD Disclosure

The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Allegheny Energy, Inc. announced on March 14, 2003 that its stockholders approved, at a special meeting, a proposal to amend Allegheny Energy, Inc.'s charter to eliminate stockholder preemptive rights.

Item 10-12.	Not applicable.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
By:	/s/ Thomas K. Henderson

	Name: Title:	Thomas K. Henderson Vice President and General Counsel

DATED:  March 17, 2003

EXHIBIT INDEX

Exhibit Number	Description

3.1	Text of Approved Charter Amendment.

99.1	Press Release Issued by Allegheny Energy, Inc. on March 14, 2003 Regarding Stockholder Approval of Charter Amendment.